Amending Deed No.2 – Securities Sale Deed H&H Australia Intermediate Holdings Pty Ltd Shareholder Representative Services LLC

Details

Date	September 29, 2026
Parties

Name	H&H Australia Intermediate Holdings Pty Ltd
ACN	694,778,375
Short form name	Purchaser
Notice details	C/- MinterEllison, Governor Macquarie Tower, 1 Farrer Place, Sydney NSW 2000, Australia
Attention: Legal
Name	Shareholder Representative Services LLC
Short form name	Appointed Representative
Notice details	950 17th Street, Suite 1400, Denver, CO 80202
Attention: Managing Director
Background
AThe parties refer to the securities sale deed in respect of the sale and purchase of securities in EUC Management Pty Ltd (ACN 631 013 860) (Target), dated 19 February 2026 (as amended on 1 June 2026, the SSD), between (among others) the then holders of securities in the Target, the Purchaser and Hims, Inc.
BOn 1 June 2026 Tim Doyle and Nick Crocker (in their capacity as Initial Appointed Representatives under the SSD) appointed Shareholder Representative Services LLC as 'Appointed Representative' under the SSD in accordance with clause 20.1 of the SSD.
CClause 21.1(b)(i) of the SSD provides that the SSD may be altered in writing signed by the Appointed Representative and the Purchaser if the alteration does not materially diminish the rights, or increase the obligations, of any Vendor Side Party.
DThe parties wish to amend the SSD on the terms set out in this deed.

Amending Deed No.2 – Securities Sale Deed	Page 2

Agreed terms

1.Defined terms & interpretation
1.1 Defined terms
In this deed, a word or phrase defined in the SSD has the meaning given to it in the SSD unless a different meaning is expressly used in this deed or the context otherwise requires:
1.2 Interpretation
The interpretation provisions in clause 1.2 of the SSD apply to this deed.
1.3 Headings
Headings are for ease of reference only and do not affect interpretation.
2. Amendment to SSD
2.1 Amendment
On and with effect from the date of this deed, each party to this deed agrees that clause 4.2(b) of the SSD is amended by deleting the words 'the first Business Day of the calendar month immediately following' in the first line of clause 4.2(b).
2.2 Amendments not to affect validity, rights and obligations
This deed is only intended to vary the SSD in the manner set out in clause 2.1 above and does not terminate, discharge, rescind or replace it. The amendments to the SSD do not affect the validity or enforceability of the SSD.
2.3 Acknowledgement
Each party acknowledges and agrees that this deed is issued in accordance with the SSD and (including the amendment procedure specified in clause 21.1 of the SSD) and that the changes proposed in clause 2.1 do not materially diminish the rights, or increase the obligations, of any Vendor Side Party.
3. Miscellaneous
3.1 Counterparts
This deed may be executed in any number of counterparts. Each counterpart constitutes an original of this deed, all of which together constitute one instrument. A party who has executed a counterpart of this deed may exchange it with another party by emailing a pdf (portable document format) copy of, the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post. Failure to make that delivery will not affect the validity of this deed.
3.2 Governing law and jurisdiction
This deed (and any non-contractual obligations arising out of or in connection with it) is governed by and construed in accordance with the laws of New South Wales. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this deed (and any non-contractual obligations arising out of or in connection with it) and waives any objection it may have now or in the future to the venue of any proceedings, and any claim it may have now or in the future that any proceedings have been brought in an inconvenient forum, if that venue falls within this clause 3.2.
3.3 Giving effect to this document
Each party must, at its own expense, do everything reasonably necessary to give full effect to this deed and any transactions contemplated in it.

Amending Deed No.2 – Securities Sale Deed	Page 3

Signing page
EXECUTED as a deed.

Executed by H&H Australia Intermediate Holdings Pty Ltd ACN 694 778 375 in accordance with Section 127 of the Corporations Act 2001 (Cth):

/s/ Andrew Dudum	/s/ Oluyemi Okupe
Signature of director	Signature of director/secretary
Andrew Dudum	Oluyemi Okupe
Name of director (print)	Name of director/secretary (print)

Dated: September 29, 2026

Executed by Shareholder Representative Services LLC in by the following authorised officers

/s/ Casey McTigue
Signature of authorised officer	Signature of authorised officer
Casey McTigue, Managing Director
Name of authorised officer (print)	Name of authorised officer (print)

Dated: September 29, 2026

Amending Deed No.2 – Securities Sale Deed	Page 4